      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 30, 2001

                                                     FILE NO. 333-______________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

          ------------------------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                          PRIMEDEX HEALTH SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




New York                                                              13-3326724
--------                                                              ----------
[State or other jurisdiction of incorporation]  [IRS EmployerIdentification No.]

             1516 Cotner Avenue, Los Angeles, California 90025-3303
             ------------------------------------------------------
               [Address of principal executive officers; ZIP Code]

         Registrant's Telephone No., including Area Code: (310)478-7808

                          2000 LONG-TERM INCENTIVE PLAN
                              [Full Title of Plan]

                             Jeffrey L. Linden, Esq.
                                 General Counsel
                          Primedex Health Systems, Inc.
                               1516 Cotner Avenue
                          Los Angeles, California 90025
                     [Name and Address of Agent for Service]

                                 (310)-821-1163
          [Telephone Number, Including Area Code, of Agent for Service]


                                          CALCULATION OF REGISTRATION FEE

Title of Securities to be    Amount to Be           Proposed Maximum           Proposed Maximum            Amount of
Registered                   Registered          Offering Price Per Share   Aggregate Offering Price    Registration Fee
----------                   ----------          ------------------------   ------------------------    ----------------
Common Stock                 2,000,000 Shares            $.64                     $1,280,000                 $320
$.01 par value


         * This estimate is made pursuant to Rule 457(h) solely for the purpose of determining the registration fee. It is not known how many shares will be purchased under the Primedex Health Systems, Inc. 2000 Long-Term Incentive Plan, or at what price such shares will be purchased. The above calculation is based on the offering of 2,000,000 shares at a purchase price of $0.64 per share, which is the average of the bid and asked prices of the Registrant's Common Stock as reported in the National Association of Securities Dealers Bulletin Board on May 25, 2001.

                        Exhibit Index Appears on page 8.

This Registration Statement registers shares available for issuance under the Registrant's 2000 Long-Term Incentive Plan, approved by shareholders of the Registrant on June 23, 2000.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1:           Plan Information. *
------            ----------------

Item 2:           Registrant Information and Employee Plan Annual Information. *
------            -----------------------------------------------------------
---------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the "Note" to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3:           Incorporation of Documents by Reference
-------           ---------------------------------------

                  The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

                  1. The Registrant's Annual Report on Form 10-K for the year ended October 31, 2000;

                  2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended January 31, 2001;

                  3. The Registrant's Form 8-K for the event reported March 1, 2001; and

                  4. The descriptions of the Common Stock as set forth in the Registrant's Registration Statement on Form S-1 (No. 33-51870).

                  In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4:           Description of Securities
-------           -------------------------

                  Not applicable.

Item 5:           Interests of Named Experts and Counsel
-------           --------------------------------------

                  Legal matters in connection with the issuance of Common Stock offered hereby have been passed upon for the Registrant by Jeffrey L. Linden, General Counsel of the Company. Mr. Linden holds options to purchase shares of the Registrant's Common Stock and is compensated by the Registrant as an officer of the Registrant.

Item 6:           Indemnification of Directors and Officers
-------           -----------------------------------------

                  Section 722 of the Business Corporation Law of New York (the "NYBCL") empowers a New York corporation to indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, provided that such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. A New York corporation may also indemnify such persons against expenses (including attorneys' fees) in actions brought by or in the right of the corporation to procure a judgment in its favor subject to the same conditions set forth in the immediately preceding sentences, except that no indemnification is permitted in respect of any claim, issue or matter as to which a person shall have been adjudged to be liable to the corporation unless and to the extent the court in which such action or suit was brought shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. To the extent such person has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against expenses (including attorneys' fees) actually reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for in, or granted pursuant to, Section 722 is not exclusive of any other rights to which those seeking indemnification or advancement of expense may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

                  Section 726 of the NYBCL also provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the statute. The Registrant is insured against liabilities which it may incur by reason of its indemnification obligations under its Certificate of Incorporation, Bylaws and indemnification agreements.

                  Article VI of the Registrant's Bylaws permits the Registrant to indemnify, defend and hold harmless directors, officers, employees and agents of the Registrant to the fullest extent currently permitted under the NYBCL.

Item 7:           Exemption From Claimed
-------           ----------------------

                  Not applicable.

Item 8:           Exhibits
-------           --------

                  The following exhibits are filed as part of this Registration
Statement:

4.1 Certificate of Incorporation of the Registrant, as amended (Registration Statement on Form S-1, File No. 33-51870,
                  Exhibit 3.1.3, Annual Report on Form 10-K for the year ended October 31, 2000).

4.2 Bylaws of the Registrant, incorporated by reference to the Registration Statement on Form S-3 of the Registrant (File No. 33-73150).

4.3 Specimen certificate representing Primedex Health Systems, Inc. Common Stock, incorporated by reference to the Registration Statement on Form S-3 of the Registrant (File No. 33-73150).

*5.1 Opinion and Consent of General Counsel as to the legality of the securities being registered.

10.1 Primedex Health Systems, Inc. 2000 Long-Term Incentive Plan (Exhibit to quarterly report on Form 10-Q for the quarter ended January 31, 2000, File No. 0-19019).

*23.1             Consent of Moss Adams LLP.

23.2 Consent of General Counsel (contained in his opinion filed as Exhibit 5.1).

24. Power of Attorney (contained on the signature page of this Registration Statement).

---------------------
*        Filed herewith.

Item 9:           Undertakings
-------           ------------

                  A.       The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or
sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           (2) That, for the purpose of determining any
liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                           (3) To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

                           (4) That, for purposes of determining any liability
under the Securities Act 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                           (5) Insofar as indemnification for liabilities
arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 29th day of May, 2001.

                                         PRIMEDEX HEALTH SYSTEMS, INC.


                                         By: /S/ Howard G. Berger, M.D.
                                             -----------------------------------
                                             Howard G. Berger, M.D.,
                                             President, Treasurer and Principal
                                             Financial Officer


                                POWER OF ATTORNEY

                  We, the undersigned officers and Directors of Primedex Health Systems, Inc. hereby severally constitute and appoint Howard G. Berger, M.D., our true and lawful attorney with full power to him, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and Directors to enable Primedex Health Systems, Inc., to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures, as they may be signed by our said attorneys or any of them to said Registration Statement and any and all amendments thereto.

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                          TITLE

/S/ Howard G. Berger, M.D.           President, Treasurer and Director
-----------------------------
Howard G. Berger, M.D.

/S/ John V. Crues, III, M.D.         Director of Medical Operations and Director
-----------------------------
John V. Crues, III, M.D.

/S/ Norman R. Hames                  Vice President, Secretary, Chief Operating
-----------------------------        Officer
Norman R. Hames

                                  EXHIBIT INDEX

4.1 Certificate of Incorporation of the Registrant, as amended (Registration Statement on Form S-1, File No. 33-51870,
                  Exhibit 3.1.3, Annual Report on Form 10-K for the year ended October 31, 2000).

4.2 Bylaws of the Registrant, incorporated by reference to the Registration Statement on Form S-3 of the Registrant (File No. 33-73150).

4.3 Specimen certificate representing Primedex Health Systems, Inc. Common Stock, incorporated by reference to the Registration Statement on Form S-3 of the Registrant (File No. 33-73150).

*5.1 Opinion and Consent of General Counsel as to the legality of the securities being registered.

10.1 Primedex Health Systems, Inc. 2000 Long-Term Incentive Plan (Exhibit to quarterly report on Form 10-Q for the quarter ended January 31, 2000, File No. 0-19019).

*23.1             Consent of Moss Adams LLP.

23.2 Consent of General Counsel (contained in his opinion filed as Exhibit 5.1).

24. Power of Attorney (contained on the signature page of this Registration Statement).

------------------
*        Filed herewith.